Exhibit 99.2
Unaudited pro forma combined financial information of Xumanii and RMT.

The unaudited pro forma information below gives effect to the share exchange between Xumanii and RMT as if it had been  as of the beginning consummated of the applicable period. The unaudited pro forma information has been derived from the historical Financial Statements of these two companies. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical esults that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

Xumanii International Holdings Corp.
Rocky Mountain Tracking, Inc.
RMT Leasing, Inc.
and RMT Management, Inc.
Pro forma Combined Balance Sheet
(Unaudited)

	Xumanii International Holdings Corp.	Rocky Mountain Tracking, Inc. RMT Leasing, Inc. and RMT Management, Inc.
	April 30,	April 30,		Pro forma	Pro forma
	2014	2014		Adjustment	Combined

Assets
Current assets:
Cash and cash equivalents	$400,149	$104	(1)	$(385,000)	$15,253
Accounts receivable	-	2,583			2,583
Accounts receivable - related party	376,451	-			376,451
Prepaid expenses	12,276	9,303			21,579
Note receivable - related party	-	215,570	(1)	(215,570)	-
Total current assets	788,876	227,560		(600,570)	415,866

Goodwill			(1)	1,939,441	1,939,441
Intangible assets, net of accumulated amortization	320,842	23,474	(1)	639,500	983,816
Fixed assets, net of accumulated depreciation	-	21,467			21,467

Total assets	$1,109,718	$272,501		$1,978,371	$3,360,590

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	214,467	112,570			327,037
Derivative liabilities	1,564,220	-			1,564,220
Advances from related party	-	15,200
Deferred revenue	-	13,472			13,472
Notes payable	828,055	-	(1)	250,000	1,078,055

Total current liabilities	2,606,742	141,242		250,000	2,982,784

Total liabilities	2,606,742	141,242		250,000	2,982,784

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 0 shares issued and outstanding	-	-	(1)	50	50
Common stock, $0.001 par value, 450,000,000 shares authorized, 450,308,162 shares issued and outstanding, $1 par value, 10,000 shares authorized, 100 shares issued and outstanding	4,503	100			4,603

Additional paid-in capital	2,095,956	25,595	(1)	1,994,004	3,955,436
			(1)	(265,683)
			(2)	105,564
Retained earnings (accumilated deficit)	(3,597,483)	105,564	(2)	(105,564)	(3,597,483)

Total stockholders’ equity (deficit)	(1,497,024)	131,259		1,728,371	362,606

Total liabilities and stockholders’ equity (deficit)	$1,109,718	$272,501		$1,978,371	$3,345,390

Pro Forma Footnotes:
(1) To record RMT acquisition as follows:
Cash	$385,000
Notes payable	250,000
Preferred stock	1,994,054
Total purchase price	$2,629,054

(2) To eliminate RMT equity.

Xumanii International Holdings Corp.
Rocky Mountain Tracking, Inc.
RMT Leasing, Inc.
and RMT Management, Inc.
Pro forma Combined Statement of Operations
(Unaudited)

	Xumanii International Holdings Corp.	Rocky Mountain Tracking, Inc. RMT Leasing, Inc. and RMT Management, Inc.
	Nine Months	Nine Months
	Ended	Ended	Pro Forma	Pro forma
	April 30, 2014	January 31, 2014	Adjustment	Combined
Net sales	$80	$957,771		$957,851
Cost of sales	-	457,455		457,455
Gross profit	80	500,316		500,396

Operating expenses:
General and administrative	1,544,198	448,151		1,992,349
Total operating expenses	1,544,198	448,151		1,992,349

Operating income (loss)	(1,544,118)	52,165		(1,491,953)

Other expense, net	262,040	1,803		263,843

Net income (loss)	$(1,806,158)	$50,362		$(1,755,796)

Weighted average common shares outstanding - basic and diluted	315,156,884			315,156,884

Net loss per common share - basic and diluted	$(0.01)			$(0.01)

Xumanii International Holdings Corp.
Rocky Mountain Tracking, Inc.
RMT Leasing, Inc.
and RMT Management, Inc.
Pro forma Combined Statement of Operations
(Unaudited)

	Xumanii International Holdings Corp.	Rocky Mountain Tracking, Inc. RMT Leasing, Inc. and RMT Management, Inc.
	Year Ended	Year Ended	Pro Forma	Pro forma
	July 31, 2014	April 30, 2014	Adjustment	Combined
Net sales	$985	$1,278,927		$1,279,912
Cost of sales	49,050	604,643		653,693
Gross profit	(48,065)	674,284		626,219

Operating expenses:
General and administrative	2,113,184	546,563		2,659,747
Total operating expenses	2,113,184	546,563		2,659,747

Operating income (loss)	(2,161,249)	127,721		(2,033,528)

Other expenses:
Change in fair value of derivative liabilities	(1,050,893)	-		(1,050,893)
Interest expense, net	2,254,434	1,802		2,256,236
	1,203,541	1,802		1,205,343

Net income (loss)	$(3,364,790)	$125,919		$(3,238,871)

Weighted average common shares outstanding - basic and diluted	315,156,884			315,156,884

Net loss per common share - basic and diluted	$(0.01)			$(0.01)